                                                                   EXHIBIT (h.7)

                                   HEARTLAND
                          Sub-Transfer Agency Agreement
                                       For
                         EMPLOYEE BENEFIT PLAN SERVICES
                      Dated_______________________________
                         With __________________________
            (Supplemented By Fund/SERV Agreement Dated _____________)

     This Agreement is entered into as of ____________, 2002 between ___________ ("Service Provider"), and Heartland Group, Inc., a Maryland corporation ("Heartland"), and Heartland Investor Services LLC , (the "Distributor").

     Heartland is a registered investment company.

     The Service Provider provides administrative services including recordkeeping, reporting and processing services, to qualified employee benefit plans (the "Plans"). It is contemplated that an investment adviser, trustee, sponsor or administrative committee of a Plan (a "Plan Representative") will invest on behalf of Plan participants or offer to Plan participants the opportunity to invest their assets in shares of the registered investment companies or series thereof of Heartland as identified on EXHIBIT A to this Agreement (the "Funds").

     The Distributor serves in the capacity as distributor to the Funds.

     Service Provider and Heartland desire to facilitate the purchase and redemption of shares of the Funds ("Shares") through one or more accounts (not to exceed one per Plan) in each Fund (an "Account") established by the Service Provider through the Fund's designated transfer agent in the name of the Plans, subject to the terms and conditions of this Agreement.

     Accordingly, the parties hereto agree as follows:

1.   Services; Appointment of Service Provider as Agent of Funds: Heartland
     ------------------------------------------------------------
shall make Shares of the Funds available to the Plans. Subject to the Service Provider's compliance with the provisions of this Agreement, the Service Provider is hereby appointed as agent for the Funds for the sole and limited purpose of receiving orders for purchases and redemptions of Shares of the Funds. The Service Provider shall provide Plan participant recordkeeping and administrative services with respect to the Accounts which shall include, but not be limited to: (a) providing necessary personnel and facilities to establish and maintain Plan participant accounts and records, (b) recording Plan participant account balances and changes thereto, including debits and credits to such accounts in the form of cash, dividends and Shares of the Funds, (c) arranging for the wiring of funds, (d) providing statements to the Plans and Plan participants, (e) furnishing proxy material, periodic Fund reports to shareholders, prospectuses and other communications to Plan participants as required, (f) transmitting Plan participant transaction information, (g) providing to Heartland or the Funds such information as they may reasonably request in order to assist the Funds in their compliance with state securities laws, and (h) providing to each Plan or Plan participant, as appropriate, such reports or information as may be required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Internal Revenue Code of 1986, as amended. Heartland will recognize each Account as a single shareholder and as an unallocated account in each Fund, and will not be responsible for maintaining separate accounts for Plan participants.

2.    Pricing Information. Heartland or its designee shall furnish Service
      -------------------
Provider, with respect to each Fund, (a) net asset value information as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern Time) or as of such earlier times at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each business day that the New York Stock Exchange is open for business ("Business Day"), (b) dividend and capital gains information as it becomes available, and
(c) in the case of income funds, the daily accrual for interest rate factor (mil rate). Heartland shall use its best efforts to provide such information to the Service Provider by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.

3.    Orders and Settlement; Dividends.
      --------------------------------

(a) All orders are subject to the terms and conditions set forth in the Funds' prospectus(es) and statement of additional information and to such procedure as may be mutually agreed upon from time to time. The Service Provider will calculate order allocations among Funds and transmit to the transfer agent of each Fund orders to purchase or redeem Fund Shares for specified Accounts on the basis of those instructions.

      (i) The Service Provider agrees that orders for net purchases or net redemptions of Shares derived from instructions received in proper form by the Service Provider from Plan participants or Plan Representatives prior to the Close of Trading on any given Business Day will be processed and transmitted to the Fund's transfer agent no later than 8 a.m. Eastern Time on the next following Business Day.

      (ii) The Service Provider agrees that payment for net purchases of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired no later than 1:00 p.m. Eastern Time by the Service Provider to a custodial account designated by Heartland on the next Business Day. If payment is not received on a timely basis, Heartland and the Funds reserve the right, without notice to Service Provider, either to cancel any or all orders received from Service Provider for such Business Day and, in any case, Service Provider agrees to be responsible for any loss resulting from its failure to make timely payment.

      (iii) Heartland agrees that payment for net redemptions of Shares attributable to all orders executed for the accounts on a given Business Day will be wired by Heartland or its designee on the next Business Day no later than 4:00 p.m. Eastern Time; provided, however, that a Fund may, if necessary, delay redemption of Shares to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act").

      (iv) The Business Day on which instructions are received by the Close of Trading in proper form by the Service Provider from Plan participants or Plan Representatives and thereafter transmitted to the Fund's transfer agent prior to the Close of Trading on the same Business Day shall be the date as of which Shares of the Funds shall be purchased and redeemed as a result of such instructions. Instructions received in proper form by the Service Provider from Plan participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day and shall be transmitted to the Fund's transfer agent in accordance with subparagraph 3(a)(i).

      (v) Upon execution of this Agreement and at least annually thereafter, Service Provider shall execute and deliver to the Trustees of the Funds the Internal Controls Certificate attached as Schedule I, upon request of Heartland.

(b) Dividends and capital gain distributions will be automatically reinvested at net asset value in accordance with each Fund's then current prospectus unless Service Provider otherwise indicates that such dividends and distributions are to be paid in cash. For each Account in which cash dividends are received by the Service Provider from the Funds for payment to Plan participants, the Service Provider shall be solely responsible for ensuring that all such cash dividends are paid to those Plan participants in a timely manner. Any liabilities arising from such cash dividend payments reported by Plan participants as lost, stolen, materially altered or forged shall be the sole responsibility of the Service Provider.

4.    Account Information. Heartland or its designee will provide the Service
      -------------------
Provider (a) daily confirmations of Account activity within five Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account, and (b) such other periodic statements detailing activity in each Account as mutually agreed from time to time by the parties.

5.    Maintenance of Records. The Service Provider shall maintain and preserve
      ----------------------
all records as required by law to be maintained and preserved in connection with providing the services contemplated by this Agreement and in making Shares available to the Plans. Upon the request of Heartland, the Service Provider shall provide copies of all records relating to transactions between the Plans and the Funds to enable Heartland, the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization or a Plan, to monitor and review the services of Service Provider contemplated by this Agreement, or to calculate the fees to be paid hereunder for the services rendered. The Service Provider agrees that it will permit Heartland or its representatives to have reasonable access to the Service Provider's personnel and records in order to facilitate the monitoring of the quality of the services to be provided under this Agreement.

6.   Fees. In consideration of Service Provider's performance of its obligations
     ----
pursuant to this Agreement, it shall receive a fee for providing services described in this Agreement, as set forth in EXHIBIT B to this Agreement (the "Administrative Fee"). EXHIBIT B reflects the amount of the Administrative Fee that Heartland and the Distributor have agreed to pay. The Administrative Fee will be calculated at the end of each calendar quarter and will be paid to the Service Provider within 30 days thereafter. Each invoice will be accompanied by a statement showing, in reasonable detail satisfactory to the respective paying parties , the calculation of the Administrative Fee. In addition, any obligation of Heartland hereunder with respect to a particular Fund shall be binding solely upon the assets of that Fund, and shall not be binding upon any other Heartland Fund.

7.   Compliance with Laws. At all times the Service Provider shall comply with
     --------------------
all laws, rules and regulations applicable to it by virtue of entering into this Agreement, including but not limited to those applicable to a registered transfer agent under the Federal securities laws, including, without limitation, all prospectus delivery requirements. At all times, Heartland shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement. The Service Provider and Plan Representatives, and not Heartland, shall take such action as may be necessary so that the transactions contemplated by this Agreement shall not be "Prohibited Transactions" under Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended.

8.   Representations and Warranties. Each party represents that it is free to
     ------------------------------
enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. The Service Provider further represents, warrants and covenants that:

(a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

(b) it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is exempt from such registration;

(c) the arrangements and fees provided for in this Agreement will be disclosed to the Plans through their Plan Representatives;

(d) it is not required to be registered as a broker-dealer under the 1934 Act or any applicable state securities laws as a result of entering into and performing the services set forth in this Agreement; and

(e) it has adopted and implemented internal controls reasonably designed to prevent purchase and redemption orders received after the Close of Trading on any given Business Day from being aggregated with order received before the Close of Trading on that Business Day.

Heartland further represents, warrants and covenants that:

(a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement; and

(b) each Fund is registered as an investment company or series of an investment company under the 1940 Act, and its Shares are registered under the Securities Act of 1933, as amended (the "Securities Act")

Service Provider further represents, warrants and covenants that:

(a) all orders that Service Provider transmits to the Fund's transfer agent for processing as of a particular Business Day will relate only to instructions received by Service Provider prior to the Close of Trading on that Business Day.

9.   Representations Concerning the Funds. The Service Provider and its agents
     ------------------------------------
shall not make representations concerning a Fund or Shares except those contained in a Fund's then current prospectus, statement of additional information or current sales literature furnished by Heartland to the Service Provider.

10.  Operation of Funds. The Service Provider's performance of its obligations
     ------------------
pursuant to this Agreement, including, without limitation, the purchase and redemption of Shares, shall be subject to the terms and conditions set forth in each Fund's prospectus. In no way shall the provisions of this Agreement limit the authority of any Fund or Heartland to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of Shares.

11.  Expenses.
     ---------

(a) Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations pursuant to this Agreement.

(b) Each Fund shall pay the cost of registration of its Shares with the Securities Exchange Commission and in states where required. Each Fund shall distribute or cause to be distributed to the Service Provider its proxy material, periodic Fund reports to shareholders, prospectuses and other material as such Fund may require to be sent to shareholders. The cost of preparing and printing this material shall be paid by the applicable Fund or Heartland, and the cost of distributing such items shall be borne by the Service Provider or the Plan Representatives.

12.  Relationship of Parties. Except as specifically provided in Section 1 of
     -----------------------
this Agreement, it is understood and agreed that all services performed hereunder by the Service Provider shall be as an independent contractor and not as an employee or agent of Heartland, the Distributor or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

13.  Use of Names. Except as otherwise expressly provided for in this Agreement,
     ------------
the Service Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of Heartland or the Funds, any affiliate of Heartland, or any products or services sponsored, managed, advised, administered, or distributed by Heartland or any of its affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior written consent of Heartland. To the extent that the Service Provider prepares sales literature and other marketing material that refer to Heartland, the Funds or any affiliate of Heartland in accordance with this Section 13, the Service Provider shall provide Heartland with copies of those materials.

14.  Indemnification.
     ---------------

(a) The Service Provider agrees to indemnify and hold harmless Heartland, the Distributor, the Funds and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses to which any one of them may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) the Service Provider's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any failure by Service Provider to prevent orders received after the Close of Trading on a Business Day from being aggregated and communicated to the Fund's transfer agent with orders received before the Close of Trading on that Business Day, (iii) any errors within the reasonable control of Service Provider that result in late transmission of order the Fund's transfer agent, (iv) any breach by the Service Provider of any material provision of this Agreement, or (v) any breach by the Service Provider of a representation, warranty or covenant made in this Agreement; and the Service Provider will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement shall be in addition to any liability which the Service Provider may otherwise have.

(b) Heartland agrees to indemnify and hold harmless the Service Provider and each of its directors, officers, employees, agents and each person, if any, who controls it within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses to which any one of them may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Heartland's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any breach by Heartland of any material provision of this Agreement, or (iii) any breach by Heartland of a representation, warranty or covenant made in this

Agreement; and Heartland will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement shall be in addition to any liability which Heartland may otherwise have.

(c) If any third party threatens to commence or commences any claim or action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party; provided, however, that the failure to provide such prompt notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party unless such failure has prejudiced the defense of such claim or action. As a condition to indemnification hereunder, the Indemnified Party shall provide the Indemnifying Party with complete details, documents and pleadings concerning the claim or action which are available to it. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party. However, if the Indemnified Party reasonably determines that defenses may be available to it which are not available to the Indemnifying Party, and which may be inconsistent with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to assume its own defense, with counsel reasonably satisfactory to the Indemnifying Party. Should this situation arise, the Indemnified Party shall promptly notify the Indemnifying Party in writing of its decision and the reasons therefore. The Indemnifying Party shall remain responsible for the cost of reasonable legal or other expenses incurred as they pertain to the additional or inconsistent defenses of the Indemnified Party.

After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense of any claim or action, the Indemnifying Party will not be liable to any Indemnified Party under this
Section 14 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with its defense of such claim or action. In the event the Indemnifying Party notifies in writing the Indemnified Party that it does not elect to assume the defense of a claim or action, the Indemnifying Party will reimburse the Indemnified Party named a defendant or defendants in such claim or action for the fees and expenses of one single counsel mutually agreed upon by them.

No party shall unilaterally agree to a compromise or settlement of any claim or action without the written consent of the other party. Such consent shall not be unreasonably withheld.

15.  Confidentiality.
     ---------------

(a) Each party agrees to keep confidential, and to treat as proprietary, all information obtained regarding the other party, its products, clients, employees, operations and any other information obtained during the term of this Agreement ("Confidential Information"). Each party agrees not to use any such Confidential Information except as may be required under this Agreement. The parties hereto specifically understand that they must maintain this Confidential Information in such a manner that no third party can access it or that it will not be disclosed to a third party without the prior consent of the other party.

(b) Confidential Information does not include the information which (i) was publicly known and/or was in the possession of the party receiving Confidential Information (the "Receiving Party") from other sources prior to its receipt from the party disclosing Confidential Information (the "Disclosing Party"), (ii) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or its representatives, or (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) which, to the best of the Receiving Party's knowledge, and after due inquiry, is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party.

16.  Termination. Each party may terminate this Agreement on 60 days' prior
     -----------
written notice to the other party. It will be terminated automatically in the event of its assignment as that term is defined in the 1940 Act and the rules and regulations thereunder or by any act which terminates the Fund's distribution agreement with Heartland.

17.  Notices. Each notice required by this Agreement shall be given in writing
     -------
and delivered personally or mailed by certified mail or courier service to the other party at the address set forth on EXHIBIT C or such other address as each party may give notice to the other party or by facsimile if confirmed in writing within three business days. All notices shall be effective upon delivery at the designated address.

18.  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of Wisconsin, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

19.  Survival. The provisions of this Agreement on Indemnity and Confidentiality
     --------
shall survive the termination of this Agreement.

20.  Modification and Waiver. This Agreement may be modified or amended, and the
     -----------------------
terms of this Agreement may be waived, only by a writing signed by each of the Parties. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

21.  Non-Exclusivity. Each of the parties acknowledges and agrees that this
     ---------------
Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

22.  Complete Agreement and Severability. This Agreement and the Exhibits
     -----------------------------------
attached hereto contain the full and complete understanding of the parties and supersede all prior representations, promises, statements, arrangements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied. If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

23.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.

                                       Service Provider: _______________________


                                       By:______________________________________
                                       Print Name:______________________________
                                       Title:___________________________________


                                       HEARTLAND GROUP, INC.

                                       By:______________________________________
                                       Print Name:______________________________
                                       Title:___________________________________



                                       HEARTLAND INVESTOR SERVICES, LLC
                                       --------------------------------

                                       By:______________________________________
                                       Print Name:______________________________
                                       Title:___________________________________

Attachments:

     EXHIBIT A - Funds Offered

     EXHIBIT B - Fee Schedule

     EXHIBIT C - Contact Information

     EXHIBIT D - Fund/SERV Agreement

                     Heartland Sub Transfer Agency Agreement
                                       for
                         Employee Benefit Plan Services
                    Dated:__________________________________
                          With:________________________
                                    EXHIBIT A
                                    ---------

                          (Check all Funds that apply)

                         ___Heartland Select Value Fund
                                Cusip: 422352807
                                  Symbol: HRSVX

                          ___Heartland Value Plus Fund
                                Cusip: 422352500
                                  Symbol: HRVIX

                             ___Heartland Value Fund
                                Cusip: 422359109
                                  Symbol: HRTVX

                     Heartland Sub Transfer Agency Agreement
                                       for
                         Employee Benefit Plan Services
                         Dated:________________________
                         With: ________________________

                                                       EXHIBIT B



     Heartland and the Distributor shall pay the Service Provider a fee with respect to each Fund, equal to the percentage indicated below, per annum of the average daily net asset value of the Shares of such Fund that are held on behalf of the Plans in an Account for which the Service Provider is providing services pursuant to this Agreement. No fee shall be paid with respect to Shares of a Fund held by or on behalf of a Plan prior to the effective date of this Agreement or after the effective date of a termination of this Agreement with respect to such Fund. Heartland and the Distributor shall only be obligated for their respective portion of the fee as indicated below.

Heartland Group, Inc.-            _______%

Heartland Investor Services LLC -   _____%

Total Fee Rate -                   ______%

                     Heartland Sub Transfer Agency Agreement
                                       for
                         Employee Benefit Plan Services
                          Dated:________________________
                       With: ____________________________
                                                      EXHIBIT C


                               CONTACT INFORMATION

Service Provider:

     Name: ___________________________________

     Address:_________________________________

             _________________________________

             _________________________________


     Contact Person:__________________________

             _________________________________

     Phone: __________________________________

     Fax:_____________________________________

     Email:___________________________________

Heartland Investor Services LLC
     3435 Stelzer Rd.
     Columbus, Ohio, 43219

     Contact Person: _________________________

                 _____________________________

          Phone:______________________________

          Fax:________________________________

          Email:______________________________

Heartland Group, Inc.
     789 N. Water Street
     Milwaukee, Wisconsin 53202

     Contact Person: ____________________________

                 ________________________________

          Phone:_________________________________

          Fax:___________________________________

          Email:_________________________________
     Note: All notices should be sent to the Contact Person with a copy to the Legal Department at the same address.

     Heartland Dealer No.(internal use only)_____

                          INTERNAL CONTROLS CERTIFICATE

     In connection with the attached Sub-Transfer Agency Agreement (the "Agreement") between __________ ("Service Provider") and Heartland Advisors, Inc. ("Heartland"), and in order to assist Heartland in complying with recent interpretations of the staff of the SEC's Division of Investment Management relating to the activities contemplated under this Agreement,/1/ and as relating to certain funds advised by Heartland ("Funds"), Service Provider hereby represents and warrants that:

     a. Service Provider will represent and warrant that its internal control structure for the processing and transmission of orders for the purchase, redemption and exchange of Fund shares ("Orders") is suitably designed to (i) prevent orders received after the close of trading on the New York Stock Exchange (the "Close of Trading") from being aggregated and communicated to the Funds and their designee with orders received before the Close of Trading; and (ii) minimize errors that could result in late transmission of orders to the Funds.

     b. Service Provider will represent and warrant that Orders that it receives from customers or plans for which Service Provider provides administrative and recordkeeping services are properly identified as to the date and time by which they are received by Service Provider.

     c. Service Provider will require individuals or entities that act as agents of Service Provider for late day trading purposes ("Customers") to represent and warrant that their internal control structures for the processing and transmission of orders for the purchase, redemption and exchange of Fund shares meet the requirements set forth in Paragraph (a) and (b) above.

     d. Service Provider will cause an independent public accountant to review its internal controls and prepare a written report concerning their adequacy for those obligations set forth in Paragraphs (a) and (b) above. Service Provider will provide the Funds with written procedures setting forth the methods by which it will comply with Paragraphs (a) and (b).

     e. Services Provider will require its Customers to attach a copy of each Customer's SAS 70, as amended (if available) to the ________________ Agreement between Services Provider and the Customer ("Service Agreement"). The SAS 70 will be available upon the Fund's request.

     f. If Customers do not have a SAS 70, Service Provider will require that Customers institute written procedures regarding their internal controls ("Procedures"), and will attach the Procedures to the Service Agreement. The Procedures will be available upon the Fund's request. If the Procedures change significantly at any time, Service Provider will require that Customers provide it with a copy of the revised Procedures.

     g. The foregoing will apply to the extent that Service Provider and its Customers forward Orders to the Funds or their designee after the Close of Trading; provided however, that the foregoing will not apply where Customers forward Orders to the Funds or their designee after the Close of Trading as a result of computer failures or operational problems; power blackouts or failures; or severe weather conditions, such as snowstorms, earthquakes or hurricanes.

          Date: _______________               _____________________________
                                              Name of Service Provider


                                              By:__________________________
                                              Name:________________________
                                              Title:_______________________


__________________________
/1/ Charles Schwab & Co., Inc., SEC No-Action Letter (pub. avail. July 7, 1997)